                    WESTERFED FINANCIAL CORPORATION ANNOUNCES
                             FIRST QUARTER EARNINGS



         Missoula, Montana -- October 24, 1997 -- WesterFed Financial Corporation (the "Company") (NASDAQ - WSTR), the holding company for Western Federal Savings Bank of Montana (the "Bank"), announced earnings for the first quarter ended September 30, 1997 of $1.8 million, or $0.32 per share, as compared to a net loss of $179,000 or $(0.04) per share for the same period last year. The earnings for the first quarter ended September 30, 1996 included a one time after-tax charge to earnings of $1.4 million, or $0.33 per share, for a special assessment to recapitalize the Federal Deposit Insurance Corporation ("FDIC") Savings Association Insurance Fund ("SAIF").

         The Company also announced it will pay a regular cash dividend of $0.115 per share for the quarter ended September 30, 1997 payable on November 21, 1997 to stockholders of record on November 7, 1997. The regular quarterly cash dividend of $0.115 was increased 4.6% over the prior quarter's regular cash dividend of $0.11 per share. The Company has increased regular cash dividends every quarter since becoming a public company.

         The Company has previously announced a plan to repurchase up to 5.0% of its outstanding shares of common stock in the open market during a twelve month period depending upon market conditions.

         President/Chief Executive Officer Lyle R. Grimes stated, "Although pretax earnings increased over last quarter, the results still reflect pressure on earnings related to the integration of the Security Bank acquisition and the process of converting to a single, commercial bank oriented, data processing system. This will allow the Bank to continue its emphasis on adding commercial banking to its traditional thrift business. The Bank will continue to incur significant conversion costs and the inefficiencies of operating dual data systems until the conversion is completed in February, 1998. In addition, adding two new branches, developing commercial lending centers in the Bank's markets and marketing the consolidated services to Montana markets, will further increase operating costs. These expenditures are being made to capitalize on the combined Bank's expanded market areas with expanded services and to enable consolidation of data services and operations in the Billings, Missoula, Lewistown and Bozeman market areas."

          Total assets increased to $999.2 million at September 30, 1997 as compared to $955.6 million at June 30, 1997. Total loans increased to $655.6 million at June 30, 1997 as compared to $630.3 million at June 30, 1997 while total deposits decreased slightly to $630.6 million at September 30, 1997 as compared to $630.9 million at June 30, 1997. Total stockholders' equity increased by 1.8% to $106.1 million, or 10.6% of assets.

         Net income increased to $1.8 million for the quarter ended September 30, 1997 from a loss of $179,000 for the same period last year. The $179,00 loss included a $1.4 million after tax charge for the recapitalization of the "SAIF" fund. Income before taxes increased 7.4% to $2.9 million for the quarter ended September 30, 1997 from $2.7 million for the quarter ended June 30, 1997. However, the income tax accrual for the quarter ended June 30, 1997 was $592,000 less than for the quarter ended September 30, 1997 due primarily to a change in employee life insurance policy agreements that resulted in a reduction to income tax expense of $489,000 related to an adjustment of a permanent deferral of income taxes. This is the primary reason the after tax income for the quarter ended September 30, 1997 was $300,000 lower at $1.8 million than the income of $2.1 million for the quarter ended June 30, 1997.

         Net interest income before provision for loan losses for the quarter ended September 30, 1997 was $8.0 million, an increase of $3.4 million, or 73.9%, over the same quarter last year due primarily to the acquisition of Security Bank. Net interest income before provisions for loan losses of $8.0 million during the quarter ended September 30, 1997 was $200,000, or 2.6% over the preceding quarter of $7.8 million at June 30, 1997.

         Total non-interest income increased $100,000 to $2.0 million during the quarter ended September 30, 1997 from $1.9 million during the quarter ended June 30, 1997, which included $75,000 in gains on sale of mortgage-backed securities available for sale.

         Non-interest expenses increased 1.5% to $6.9 million for the quarter ended September 30, 1997 from $6.8 million for the quarter ended June 30, 1997. Both the June 30, 1997 and the September 30, 1997 quarters' included professional fees and other expenses in excess of $200,000 related to consolidation of Western Federal and Security Bank operations.

         Non-performing assets totaled $4.1 million at September 30, 1997, up from $2.4 million at June 30, 1997, due primarily to increases of $1.0 million in one-to-four family non-performing loan balances. Non-performing assets as a percentage of total assets increased to 0.41% at September 30, 1997 from 0.25% at June 30, 1997. The 0.41% is substantially less than the Bank's peer group average of 0.87% at June 30, 1997, which is the latest available information as reported by the Office of Thrift Supervision. The ratio of allowance for loan losses to non-performing assets decreased to 118.7% at September 30, 1997 as compared to 191.01% at June 30, 1997.
The Company had no real estate owned at September 30, 1997.

         WesterFed Financial Corporation's only subsidiary, Western Federal Savings Bank of Montana, which is Montana's largest savings bank, operates nineteen Western Federal offices and seventeen Security Bank Division offices in twenty Montana communities.



CONTACT:      Dale W. Brevik, Vice President/Marketing
              James A. Salisbury, Treasurer/Chief Financial Officer
              (406) 721-5254

CONSOLIDATED BALANCE SHEETS
WESTERFED FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollars in thousands, except share and per share data)


                                                                              September 30,            June 30,
                                                                                   1997                  1997
                                                                                ---------            ---------
                             ASSETS

Cash and due from banks                                                         $  17,132            $  16,999
Interest-bearing due from banks                                                     4,160                  160
                                                                                ---------            ---------
       Cash and cash equivalents                                                   21,292               17,159

Interest-bearing deposits                                                           2,000                2,000
Investment securities available-for-sale                                           57,166               51,683
Investment securities, at amortized cost (estimated market value
  of $32,248 at September 30, 1997 and $27,728 at June 30, 1997)                   31,945               27,466
Stock in Federal Home Loan Bank of Seattle, at cost                                11,687               11,456
Mortgage-backed securities available-for-sale                                      34,451               31,388
Mortgage-backed securities, at amortized cost (estimated market value
  of $117,423 at September 30, 1997 and $119,193 at June 30, 1997)                114,833              117,781
Loans available-for-sale                                                            8,260                3,700
Loans receivable, net                                                             647,381              626,577
Accrued interest receivable                                                         7,789                6,957
Premises and equipment, net                                                        30,777               29,291
Core deposit intangible                                                             5,095                5,276
Goodwill                                                                           15,421               15,562
Cash surrender value of life insurance policies                                     6,474                6,120
Other assets                                                                        4,632                3,223
                                                                                ---------            ---------

       Total assets                                                             $ 999,203            $ 955,639
                                                                                =========            =========


                         LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits                                                                      $ 630,638            $ 630,869
  Repurchase agreements                                                             7,481                7,786
  Borrowed funds                                                                  230,462              191,450
  Advances from borrowers for taxes and insurance                                   7,227                3,753
  Income taxes                                                                      4,539                3,504
  Accrued interest payable                                                          3,836                3,593
  Accrued expenses and other liabilities                                            8,872               10,425
                                                                                ---------            ---------

       Total liabilities                                                          893,055              851,380
                                                                                ---------            ---------

Stockholders' Equity:
  Preferred stock, $.01 par value, 5,000,000 shares authorized;
    none outstanding                                                                 --                   --
  Common stock, $.01 par value, 10,000,000 shares authorized;
   5,577,127 shares outstanding at September 30, 1997, and
    5,564,904 outstanding at June 30, 1997                                             56                   56
  Additional paid-in capital                                                       68,482               67,941
  Common stock acquired by ESOP/RRP                                                (2,756)              (2,936)
  Treasury stock, at cost                                                          (3,461)              (3,081)
  Net unrealized gain (loss) on securities available-for-sale                         318                  (35)
  Retained earnings, substantially restricted                                      43,509               42,314
                                                                                ---------            ---------

       Total stockholders' equity                                                 106,148              104,259
                                                                                ---------            ---------

       Total liabilities and stockholders' equity                               $ 999,203            $ 955,639
                                                                                =========            =========

       Book value per share                                                     $    19.0            $   18.74
                                                                                =========            =========



CONSOLIDATED STATEMENTS OF INCOME
WESTERFED FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollars in thousands, except share and per share data)

                                                                                    Three Months Ended
                                                                                       September 30,
                                                                                1997                  1996
                                                                            -----------           -----------
Interest income:
   Loans receivable                                                         $    13,807           $     7,710
   Mortgage-backed securities available-for-sale                                    579                   729
   Mortgage-backed securities                                                     1,990                 1,037
   Investment securities available-for-sale                                       1,218                   690
   Investment securities                                                            515                   153
   Interest-bearing deposits                                                        143                   228
   Other                                                                             77                    46
                                                                            -----------           -----------

     Total interest income                                                       18,329                10,593
                                                                            -----------           -----------

Interest expense:
   NOW and money market demand                                                      817                   382
   Savings                                                                          690                   474
   Certificates of deposit                                                        5,391                 3,009

   Advances from FHLB - Seattle and other borrowed funds                          3,434                 2,085
                                                                            -----------           -----------

     Total interest expense                                                      10,332                 5,950
                                                                            -----------           -----------

     Net interest income                                                          7,997                 4,643
Provision for loan losses                                                           164                    15
                                                                            -----------           -----------

     Net interest income after provision for loan losses                          7,833                 4,628
                                                                            -----------           -----------

Non-interest income:
   Loan origination fees                                                            529                   125
   Service fees                                                                   1,125                   566
   Net gain on sale of loans and securities available-for-sale                      221                   109
   Other                                                                             88                    35
                                                                            -----------           -----------

     Total non-interest income                                                    1,963                   835
                                                                            -----------           -----------

Non-interest expenses:
   Compensation and employee benefits                                             3,469                 1,887
   Net occupancy expense of premises                                                532                   223
   Equipment and furnishings expense                                                389                   192
   Data processing expenses                                                         380                   165
   Federal insurance premium                                                         90                   211
   SAIF special assessment                                                         --                   2,297
   Intangibles amortization                                                         331                  --
   Marketing and advertising                                                        257                    36
   Other                                                                          1,405                   720
                                                                            -----------           -----------

     Total non-interest expense                                                   6,853                 5,731
                                                                            -----------           -----------

     Income (loss) before income taxes                                            2,943                  (268)

Income taxes                                                                      1,134                   (89)
                                                                            -----------           -----------

     Net income (loss)  (1)                                                 $     1,809           $      (179)
                                                                             ==========           ===========

Net income per share                                                        $      0.32                $(0.04)
                                                                             ==========           ===========

Dividends per share                                                         $      0.11                $0.095
                                                                             ==========           ===========

Dividend payout ratio before SAIF assessment                                     35.94%                 28.88%
                                                                             ==========           ===========

Weighted average common shares outstanding for earnings per share             5,622,429             4,260,452
                                                                            ===========           ===========

(1) September 1996 includes approximately $1,414 special SAIF assessment net of tax at 38.5%

Selected Financial Ratios and Other Data:

                                                                                    Three Months Ended
                                                                                        September 30,
                                                                              -----------------------------
                                                                                    1997            1996
                                                                              --------------     ----------
Performance Ratios:
  Return on assets (ratio of net income to average total assets) (1)                0.73%            (0.13)%
  Return on assets before SAIF special assessment (1)                               0.73              0.87
  Return on equity (ratio of net income to average equity)(1)                       6.84             (0.91)

  Return on equity before SAIF special assessment (1)                               6.84              6.25

  Interest rate spread information:
       Average during period                                                        3.23              2.83
       End of period                                                                3.15              2.70
  Net interest margin (1) (2)                                                       3.50              3.43
  Ratio of non-interest expense to average total assets (1)                         2.75              4.04
  Ratio of non-interest expense without SAIF special assessment
     to average total assets (1)                                                    2.75              2.52

Asset Quality Ratios:
  Non-performing assets to total assets, at end of period                           0.41              0.23
  Total allowance for loan losses to total non-performing
     assets (3)                                                                   116.74            155.72

Capital Ratios:
  Stockholders' equity to total assets, at end of period                           10.62             13.83
  Tangible stockholders' equity to tangible assets, at end of period               10.62             13.83
  Average equity to average assets                                                 10.63             13.91
  Ratio of average interest-earning assets to average
     interest-bearing liabilities                                                 106.03            113.82

                                                                                                 ------

--------------------------------------------------------------------------------
  (1)  Annualized
  (2)  Net interest income divided by average interest-earning assets
  (3)  Includes non-performing and foreclosed assets